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                                                                     EXHIBIT - 5

                                  [LETTERHEAD]
                MICHENER, LARIMORE, SWINDLE, WHITAKER, FLOWERS,
                        SAWYER, REYNOLDS & CHALK, L.L.P.


(817) 878-0530                                                 Refer to File No.
                                                                   11574.187


                                            July 25, 1995


Champion Healthcare Corporation
14340 Torrey Chase, Suite 320
Houston, Texas  77014

         Re:     Founders' Stock Options
                 Champion Healthcare Corporation Employee Stock Option Plan; Champion Healthcare Corporation Employee Stock Option Plan
                       No. 2;
                 Champion Healthcare Corporation Employee Stock Option Plan
                       No. 3;
                 Champion Healthcare Corporation Directors' Stock Option Plan; Champion Healthcare Corporation Physicians Stock Option Plan; Champion Healthcare Corporation Senior Executive Stock Option
                       Plan No. 4;
                 AmeriHealth, Inc. 1988 Non-Qualified Stock Option Plan; Champion Healthcare Corporation Selected Executive Stock
                       Option Plan No. 5

Gentlemen:

         As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Champion Healthcare Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to 1,077,164 shares of common stock, $0.01 par value, of the Company (the "Common Stock"), to be issued from time to time pursuant to the above-referenced plans agreement (collectively the "Plans"), certain legal matters in connection with the Common Stock are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as
Exhibit 5 to the Registration Statement.

         The Plans provide for the grant to certain key employees, directors, and medical staff physicians of the Company and its subsidiaries (i) nonstatutory stock options ("Nonstatutory Options"), and (ii) stock appreciation rights ("SARs"). As used herein, the term "Options" shall mean Nonstatutory Options, and the term "Option Shares" shall mean the Shares issuable upon the exercise of Options.
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[LETTERHEAD]
Champion Healthcare Corporation
July 25, 1995
Page 2


         In our capacity as your counsel in connection referred to above, we have examined the Plans, the Company's Articles of Incorporation, and its Bylaws, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, a basis for the opinions hereinafter expressed.

         We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

         Based upon our examination as aforesaid and subject to assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                 1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

                 2. Upon the issuance and delivery of such Option Shares upon the exercise of Options in accordance with the Plans and the receipt of the consideration fixed by the Options, such Option Shares will be validly issued, fully paid and nonassessable.

         We do not express any opinion herein on any other respect of the Options or the Option Shares, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Plans or the issuance of the Options or Option Shares, the enforceability of any particular provisions of the Plans or the Options, or the provisions of the Plans or Options which discriminate or create unequal voting power among shareholders.

         The opinions set forth above are limited in all respects to matters of Delaware law as in effect on the date hereof.
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[LETTERHEAD]

Champion Healthcare Corporation
July 25, 1995
Page 3


         We consent to the inclusion in the Registration Statement (Form S-8) pertaining to the Champion Healthcare Corporation Founders' Stock Options, Champion Healthcare Corporation Employee Stock Option Plan, Champion Healthcare Corporation Employee Stock Option Plan No. 2, Champion Healthcare Corporation Employee Stock Option Plan No. 3, Champion Healthcare Corporation Directors' Stock Option Plan, Champion Healthcare Corporation Physicians Stock Option Plan, Champion Healthcare Corporation Senior Executive Stock Option Plan No. 4, AmeriHealth, Inc. 1988 Non-Qualified Stock Option Plan, and Champion Healthcare Corporation Selected Executive Stock Option Plan No. 5, of this opinion.

                                            Very truly yours,


                                            /s/ Wayne M. Whitaker

                                            Wayne M. Whitaker, Partner
WMW/jj